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                                                                   EXHIBIT 10.13


                                                                       ANNEX "A"

                    AMENDMENT TO DIRECTORS' STOCK OPTION PLAN


         WHEREAS, the Company previously adopted the "Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non-Employee Directors" (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to allow gifts of options to certain persons or entities.

         NOW, THEREFORE, BE IT RESOLVED, that Section 9 of the Plan be and hereby is amended and restated in its entirety to read as follows:

9.       Assignability.

         The options granted under this Plan shall be nontransferable by the Eligible Director other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as that term is defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or by gift to, or in trust for the benefit of, the Eligible Director, or the Eligible Director's spouse, parent or parents, any descendant or descendants, or any charitable organization described in Internal Revenue Code Section 170(c). In case of any such transfer by gift, the donee or donees shall receive and hold such options subject to the restrictions on encumbrances and disposition set forth in the Plan and the Stock Option Agreement; and further

         RESOLVED, that each executive officer of the Company be, and hereby is, authorized in the name and on behalf of the Company to take any and all such further actions and to make, execute and deliver any and all such documents, agreements, instruments, certificates and undertakings as such officer may deem necessary or advisable to carry into effect the purposes and intents of the foregoing resolutions and the transactions contemplated thereby, and to perform or cause to be performed the obligations of the Company under any agreement related thereto.